UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 27, 2010

                        First Clover Leaf Financial Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Maryland                      0-50820                 20-4797391
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(State or other jurisdiction     (Commission File No.)     (IRS Employer
 of incorporation)                                          Identification No.)



6814 Goshen Road, Edwardsville, Illinois                            62025
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (618) 656-6122


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.     Other Events.

     On April 27, 2010, the Board of Directors of First Clover Leaf Financial Corp. (the "Company") declared a cash dividend on the Company's common stock of $0.06 per share for the quarter ended March 31, 2010. The dividend will be payable to stockholders of record as of May 14, 2010 and is expected to be paid on May 21, 2010.

     A copy of the press release dated April 28, 2010, giving details associated with the dividend, is attached as Exhibit 99 to this report.

     Also on April 27, 2010, the Board of Directors of the Company authorized an increase in the number of shares that may be repurchased pursuant to the Company's current stock repurchase plan that was previously announced on November 12, 2008 and expanded on December 12, 2008. Under the newly expanded repurchase plan, the Company is authorized to repurchase an additional 25,000 shares, representing approximately 0.31% of the Company's issued and outstanding shares of common stock as of April 27, 2010. As of April 27, 2010, the Company had repurchased all of the 1,307,121 shares of its common stock that had been previously authorized for repurchase.

     The authorization permits shares to be repurchased in open market or negotiated transactions, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission. The authorization will be utilized at management's discretion, subject to the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements, and to price and other internal limitations established by the Board.

     The authorization does not obligate the Company to purchase any particular number of shares. Share repurchases will be funded from available working capital, supplemented if deemed necessary or desirable with dividends from the Company's principal subsidiary that will be subject to regulatory approval or non-objection. The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company's liquidity requirements and alternative uses of capital. The stock repurchase program may be carried out through open-market purchases, block trades, and in negotiated private transactions from time to time. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes. The authorization may be suspended, terminated or modified for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate.


Item 9.01.     Financial Statements and Exhibits.

(a)  Not Applicable.

(b)  Not Applicable.

(c)  Not Applicable.


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


(d)  Exhibits.

               Exhibit No.         Description
               ----------          -----------

               99                  Press release dated April 28, 2010


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FIRST CLOVER LEAF FINANCIAL CORP.


DATE:  April 30, 2010                  By:  /s/ Darlene F. McDonald
                                            ------------------------------------
                                            Darlene F. McDonald
                                            Chief Financial Officer


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